CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 9, 2006, relating to the financial statements and financial highlights which appears in the March 31, 2006 Annual Report to Shareholders of Franklin California Tax-Free Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
San Francisco, California
July 28, 2006